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                               CAMBREX CORPORATION

                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                  Subsidiary                                 Incorporated in:
                  ----------                                 ----------------

                  Cambrex North Brunswick, Inc.              Delaware

                  Cambrex Charles City, Inc.                 Iowa

                  Cambrex Profarmaco Milano S.r.l.           Italy

                  Cambrex Karlskoga AB                       Sweden


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